UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported) – October 13, 2010

Platinum Underwriters Holdings, Ltd.
(Exact name of registrant as specified in its charter)

Bermuda	001-31341	98-0416483
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification
incorporation)		No.)

The Belvedere Building 69 Pitts Bay Road Pembroke, Bermuda (Address of principal executive offices)	HM 08 (Zip Code)
(441) 295-7195
(Registrant’s telephone number, including area code)
N/A
(Former name or address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On October 13, 2010, Platinum Underwriters Holdings, Ltd. (the “Company”) entered into a purchase agreement (the “Purchase Agreement”) with The Travelers Companies, Inc. (“Travelers”) to purchase, for an aggregate of $98,520,000 in cash, the options issued to Travelers (the “Travelers Options”) in connection with the Company’s initial public offering in 2002. The Travelers Options had provided the right to purchase 6,000,000 common shares, par value $0.01 per share, of the Company for $27.00 per share and were subsequently amended to provide for net share settlements. The Purchase Agreement provides for the closing of the purchase to take place on October 18, 2010.
     The foregoing description of the Purchase Agreement is qualified in its entirety by reference to the Purchase Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1 and incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.
10.1	Purchase Agreement dated as of October 13, 2010 between the Company and Travelers

99.1	Press Release dated October 14, 2010

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLATINUM UNDERWRITERS HOLDINGS, LTD.
By:	/s/ Michael E. Lombardozzi
	Name:	Michael E. Lombardozzi
	Title:	Executive Vice President, General Counsel and Chief Administrative Officer

Date: October 14, 2010

Exhibit Index

Exhibit
Number	Description

10.1	Purchase Agreement dated as of October 13, 2010 between the Company and Travelers

99.1	Press Release dated October 14, 2010